Exhibit 99.1
AdvanSix.com
News Release

ADVANSIX ANNOUNCES THIRD QUARTER 2021 FINANCIAL RESULTS

Robust sales, earnings and cash flow - strong execution in dynamic environment
Sales of $446 million, up 58% versus prior year driven by price and volume improvement
Earnings Per Share of $1.51, up $1.53 versus prior year
Cash Flow from Operations of $76 million, up $41 million versus prior year

Parsippany, N.J., October 29, 2021 - AdvanSix (NYSE: ASIX) today announced its financial results for the third quarter ending September 30, 2021. Overall, the Company generated robust sales, earnings and cash flow in the quarter reflecting strong execution amid improving end market demand and tight industry supply conditions.
Third Quarter 2021 Summary
•Sales up approximately 58% versus prior year driven by 28% favorable impact of market-based pricing, 22% higher raw material pass-through pricing and 8% higher volume
•Net Income of $43.9 million, an increase of $44.6 million versus the prior year
•EBITDA of $75.2 million, an increase of $59.4 million versus the prior year
•EBITDA Margin of 16.8%, an increase of 1120 bps versus the prior year
•Cash Flow from Operations of $76.5 million, an increase of $41.0 million versus the prior year
•Capital Expenditures of $13.0 million, a decrease of $3.0 million versus the prior year
•Free Cash Flow of $63.5 million, an increase of $43.9 million versus the prior year
•Announced the initiation of a $0.125 per share quarterly dividend payable November 23, 2021

“We continued to execute well in the third quarter while supporting our customers to successfully navigate the current set of industry dynamics," said Erin Kane, president and CEO of AdvanSix. "Our performance was supported by strong pricing and volume improvement including continued contributions from differentiated products amid favorable end market conditions and tight industry supply. Our earnings results were above the high-end of the outlook we provided at our September 28th Investor Day driven primarily by better-than-expected pricing, net of raw material costs, as well as the timing of ammonium sulfate sales."

Summary third quarter 2021 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	3Q 2021	3Q 2020
Sales	$446,495	$281,910
Net Income (Loss)	43,942	(692)
Diluted Earnings (Loss) Per Share	$1.51	($0.02)
EBITDA (1)	75,188	15,806
EBITDA Margin % (1)	16.8%	5.6%
Cash Flow from Operations	76,488	35,533
Free Cash Flow (1)(2)	63,495	19,572
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $446.5 million increased approximately 58% versus the prior year. Raw material pass-through pricing was favorable by 22% following a net cost increase in benzene and propylene (inputs to cumene which is a key feedstock to our products). Market-based pricing was favorable by 28% compared to the prior year driven by higher pricing across each of our product lines. Sales volume in the quarter increased approximately 8% driven primarily by improved end market demand across our ammonium sulfate, nylon and caprolactam product lines.

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	3Q 2021		3Q 2020
	Sales	% of Total	Sales	% of Total
Nylon	$122,110	27%	$73,555	26%
Caprolactam	80,265	18%	52,409	18%
Chemical Intermediates	130,920	29%	94,770	34%
Ammonium Sulfate	113,200	26%	61,176	22%
	$446,495	100%	$281,910	100%

EBITDA of $75.2 million in the quarter increased $59.4 million versus the prior year primarily due to higher market-based pricing, net of increased raw material costs, and the net approximately $20 million favorable impact of planned plant turnarounds year-over-year. 3Q 2021 EBITDA included approximately $2 million favorable impact of additional insurance proceeds related to the 2019 shutdown of cumene supplier Philadelphia Energy Solutions (PES).

Earnings per share of $1.51 increased $1.53 versus the prior year driven primarily by the factors discussed above.

Cash flow from operations of $76.5 million in the quarter increased $41.0 million versus the prior year primarily due to higher net income and the favorable impact of changes in working capital. Capital expenditures of $13.0 million in the quarter decreased $3.0 million versus the prior year reflecting capital process efficiencies and timing of project execution.

Dividend

As announced on September 28, 2021, the company's Board of Directors declared a quarterly cash dividend of $0.125 per share on the company's common stock, payable on November 23, 2021 to stockholders of record as of the close of business on November 9, 2021.

Credit Agreement

On October 27, 2021, the Company completed a refinancing of its existing credit facility by entering into a new 5-year, $500 million revolving credit facility providing increased liquidity and flexibility at lower borrowing costs reflecting strong business performance and more favorable credit market conditions.

Outlook
•Expect steady North America nylon demand amid favorable end market conditions and tight industry supply
•Expect robust agricultural industry fundamentals to continue through 2022 planting season
•Expect strong demand for chemical intermediates to continue; Expect continued balancing of North America acetone supply and demand
•Expect Capital Expenditures to be approximately $63 million in 2021; Continue to expect $95 to $105 million in 2022 reflecting scope of planned plant turnarounds and timing of project execution
•Expect pre-tax income impact of planned plant turnarounds to be approximately $30 million in 2021

"The outlook for our business remains favorable. We are building off a strong foundation with leading positions across our key product lines aligned to a diverse and growing set of end uses and applications. Our enhanced capital allocation strategy, including the recent initiation of a quarterly dividend, is creating further shareholder value over the long-term. We've demonstrated our ability to successfully perform through all market conditions and expand our earnings base and are even more excited about the opportunities that lie ahead for AdvanSix,” concluded Kane.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s third quarter 2021 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on October 29 until 12 noon ET on November 5 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 10160663.

About AdvanSix
AdvanSix plays a critical role in global supply chains, innovating and delivering essential products for our customers in a wide variety of end markets and applications that touch people’s lives, such as building and construction, fertilizers, plastics, solvents, packaging, paints, coatings, adhesives and electronics. Our reliable and sustainable supply of quality products emerges from the vertically integrated value chain of our three U.S.-based manufacturing facilities. AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, chemical intermediates, and plant nutrients, guided by our core values of Safety, Integrity, Accountability and Respect. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally, including the impact of the coronavirus (COVID-19) pandemic and any resurgences; the scope, shape and pace of recovery of the pandemic; the timing of the distribution and efficacy of vaccines or treatments for COVID-19 that are currently available or may be available in the future and related vaccination rates; the severity and transmissibility of newly identified strains of COVID-19; governmental, business and individuals’ actions in response to the pandemic, including our business continuity and cash optimization plans that have been, and may in the future be, implemented; the impact of social and economic restrictions and other containment measures taken to combat virus transmission; the effect on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services, including as a result of travel and other COVID-19-related restrictions; the ability of our customers to pay for our products; and any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks and disruptions to our technology infrastructure; risks associated with employees working remotely or operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost or at all due to economic conditions resulting from COVID-19 or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters and pandemics; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; cybersecurity, data privacy incidents and disruptions to our technology infrastructure; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as updated in subsequent reports filed with the SEC.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Debra Lewis	Adam Kressel
(973) 526-1767	(973) 526-1700
debra.lewis@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$7,239	$10,606
Accounts and other receivables – net	170,941	123,554
Inventories – net	142,911	180,085
Taxes receivable	337	12,289
Other current assets	11,654	6,969
Total current assets	333,082	333,503

Property, plant and equipment – net	759,373	765,469
Operating lease right-of-use assets	142,931	114,484
Goodwill	17,592	15,005
Other assets	37,384	34,946
Total assets	$1,290,362	$1,263,407

LIABILITIES
Current liabilities:
Accounts payable	$217,993	$190,227
Accrued liabilities	48,315	41,152
Operating lease liabilities – short-term	36,694	29,279
Deferred income and customer advances	3,138	26,379
Total current liabilities	306,140	287,037

Deferred income taxes	137,241	125,575
Operating lease liabilities – long-term	106,773	85,605
Line of credit – long-term	135,000	275,000
Postretirement benefit obligations	27,119	39,168
Other liabilities	11,778	6,899
Total liabilities	724,051	819,284

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 31,738,648 shares issued and 28,124,446 outstanding at September 30, 2021; 31,627,139 shares issued and 28,033,227 outstanding at December 31, 2020	317	316
Preferred stock, par value $0.01; 50,000,000 shares authorized and 0 shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Treasury stock at par (3,614,202 shares at September 30, 2021; 3,593,912 shares at December 31, 2020)	(36)	(36)
Additional paid-in capital	192,950	184,732
Retained earnings	387,932	275,243
Accumulated other comprehensive loss	(14,852)	(16,132)
Total stockholders' equity	566,311	444,123
Total liabilities and stockholders' equity	$1,290,362	$1,263,407

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Sales	$446,495	$281,910	$1,260,561	$817,644

Costs, expenses and other:
Costs of goods sold	366,180	265,758	1,040,965	736,504
Selling, general and administrative expenses	21,121	16,177	62,112	50,827
Interest expense, net	1,174	1,981	4,096	5,827
Other non-operating expense (income), net	331	(334)	349	216
Total costs, expenses and other	388,806	283,582	1,107,522	793,374

Income (loss) before taxes	57,689	(1,672)	153,039	24,270
Income tax expense (benefit)	13,747	(980)	36,835	4,957
Net income (loss)	$43,942	$(692)	$116,204	$19,313

Earnings (loss) per common share
Basic	$1.56	$(0.02)	$4.13	$0.69
Diluted	$1.51	$(0.02)	$4.02	$0.69

Weighted average common shares outstanding
Basic	28,182,810	28,079,937	28,136,511	28,037,651
Diluted	29,100,276	28,079,937	28,920,832	28,092,712

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$43,942	$(692)	$116,204	$19,313
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,325	15,497	49,058	45,061
Loss on disposal of assets	409	95	842	143
Deferred income taxes	3,423	1,389	11,235	11,895
Stock-based compensation	2,499	603	8,606	3,503
Accretion of deferred financing fees	142	141	424	412
Changes in assets and liabilities, net of business acquisitions:
Accounts and other receivables	(5,575)	(22,385)	(46,549)	7,445
Inventories	(2,807)	9,851	37,885	(2,163)
Taxes receivable	26	(3,634)	11,952	(11,760)
Accounts payable	20,226	31,285	27,047	(9,939)
Accrued liabilities	1,843	1,840	6,418	7,776
Deferred income and customer advances	188	913	(23,241)	(13,520)
Other assets and liabilities	(4,153)	630	(14,358)	5,920
Net cash provided by operating activities	76,488	35,533	185,523	64,086

Cash flows from investing activities:
Expenditures for property, plant and equipment	(12,993)	(15,961)	(37,471)	(67,563)
Acquisition of business	—	—	(9,523)	—
Other investing activities	(493)	(373)	(975)	(898)
Net cash used for investing activities	(13,486)	(16,334)	(47,969)	(68,461)

Cash flows from financing activities:
Borrowings from line of credit	29,000	49,000	133,500	268,500
Payments of line of credit	(89,000)	(124,000)	(273,500)	(252,500)
Payment of line of credit facility fees	—	—	—	(425)
Principal payments of finance leases	(170)	(176)	(534)	(534)
Purchase of treasury stock	—	—	(589)	(1,032)
Issuance of common stock	156	—	202	2
Net cash provided by (used for) financing activities	(60,014)	(75,176)	(140,921)	14,011

Net change in cash and cash equivalents	2,988	(55,977)	(3,367)	9,636
Cash and cash equivalents at beginning of period	4,251	72,663	10,606	7,050
Cash and cash equivalents at the end of period	$7,239	$16,686	$7,239	$16,686

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$6,783	$5,802

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$76,488	$35,533	$185,523	$64,086
Expenditures for property, plant and equipment	(12,993)	(15,961)	(37,471)	(67,563)
Free cash flow (1)	$63,495	$19,572	$148,052	$(3,477)

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$43,942	$(692)	$116,204	$19,313
Interest expense, net	1,174	1,981	4,096	5,827
Income tax expense (benefit)	13,747	(980)	36,835	4,957
Depreciation and amortization	16,325	15,497	49,058	45,061
EBITDA (2)	$75,188	$15,806	$206,193	$75,158

Sales	$446,495	$281,910	$1,260,561	$817,644

EBITDA margin (3)	16.8%	5.6%	16.4%	9.2%

(2) EBITDA is a non-GAAP measure defined as Net Income before Interest, Income Taxes, Depreciation and Amortization
(3) EBITDA margin is defined as EBITDA divided by Sales

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (4)

	1Q	2Q	3Q	4Q	FY
2017	—	~$10	~$4	~$20	~$34
2018	~$2	~$10	~$30	—	~$42
2019	—	~$5	~$5	~$25	~$35
2020	~$2	~$7	~$20	~$2	~$31
2021E	~$3	~$8	—	~$19	~$30

(4) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.